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                                                EXHIBIT 10-23













                          AMENDMENT NO. 1

                                to

           THE DEFERRED COMPENSATION PLAN FOR DIRECTORS

                                of

             NEW YORK STATE ELECTRIC & GAS CORPORATION

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          The Deferred Compensation Plan for Directors of
     New York State Electric & Gas Corporation (the "Plan") is hereby amended, effective as of February 11, 1994, as follows:

               1.  The last sentence of the section of the
     Plan entitled "Amounts Deferred" is amended to read, in its entirety, as follows:

          The deferred amounts, including interest, shall be reflected in the Corporation's accounts as a liabil-ity in favor of the participant but shall not be funded nor shall any monies be set aside for this purpose; provided, however, that the Corporation, in its discretion, may establish a trust to pay such amounts, which trust shall be subject to the claims of the Corporation's creditors in the event of the Corporation's bankruptcy or insolvency; and pro-vided, further, that the Corporation shall remain responsible for the payment of any such amounts which are not so paid by any such trust.